UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 19, 2026

Bitcoin Depot Inc.

(Exact Name of registrant as specified in its charter)

Delaware	001-41305	86-2759890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3343 Peachtree Road NE, Suite 750 Atlanta, GA	30326
(Address of principal executive offices)	(Zip Code)

(678) 435-9604

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BTM	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BTMWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modifications to Rights of Security Holders.

On February 19, 2026, Bitcoin Depot Inc. (the “Company”) filed a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State for the State of Delaware to effect a one-for-seven (1:7) reverse stock split of the shares of the Company’s Common Stock (as defined below), effective as of 12:01 a.m., Eastern time (the “Effective Time”), on February 23, 2026 (the “Reverse Stock Split”). The Class A Common Stock will begin trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market (“Nasdaq”) on February 23, 2026. The trading symbol for the Class A Common Stock will remain “BTM.” The new CUSIP number for the Class A Common Stock following the Reverse Stock Split is 09174P 303.

As previously reported, on January 12, 2026, stockholders holding a majority of the voting power of the then outstanding shares of Voting Stock (as defined below) took action by written consent to authorize the Company’s board of directors (the “Board”) to effect a reverse stock split in its discretion with a ratio in a range from and including one-for-five (1:5) up to and including one-for-twenty (1:20) at any time on or before June 30, 2026. On February 12, 2026, the Board approved a one-for-seven (1:7) reverse stock split ratio and the filing of the Certificate of Amendment to effect the Reverse Stock Split at the Effective Time.

At the Effective Time, every seven shares of issued and outstanding Common Stock of the applicable series were automatically combined into one issued and outstanding share of Common Stock of the same series without any change in the par value per share. Any holder who would otherwise be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will instead receive a cash payment, without interest or deduction, equal to (a) the fraction of one share to which such holder would otherwise be entitled multiplied by (b) the volume weighted average price per share of Class A Common Stock on the Nasdaq (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company) for the period of the five consecutive trading days ending on and including the full trading day prior to the Effective Time (before giving effect to the Reverse Stock Split). The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from 35,495,968 shares of Class A Common Stock and 37,846,102 shares of Class M Common Stock to approximately 5,070,852 shares of Class A Common Stock and 5,406,586 shares of Class M Common Stock, subject to adjustment for the treatment of fractional shares. The Reverse Stock Split will not change the number of authorized shares under the Certificate of Incorporation, which will continue to consist of a total of 800,000,000 shares of Class A Common Stock; 20,000,000 shares of Class B Common Stock; 300,000,000 shares of Class M Common Stock; 800,000,000 shares of Class O Common Stock; 300,000,000 shares of Class V Common Stock; 2,250,000 shares of Class E Common Stock, consisting of three series: (a) 750,000 shares of Class E-1 Common Stock, (b) 750,000 shares of Class E-2 Common Stock, and (c) 750,000 shares of Class E-3 Common Stock; and 50,000,000 shares of Preferred Stock. There are currently zero shares of our Class B Common Stock, Class E Common Stock, Class O Common Stock or Class V Common Stock outstanding. Although there are currently zero shares of our Series A Convertible Preferred Stock outstanding, the conversion rights of the Series A Convertible Preferred Stock into Class A Common Stock will be automatically and proportionately adjusted in relation to the Reverse Stock Split.

For purposes of this Current Report on Form 8-K: “Voting Stock” means, collectively, shares of our (i) Class A Common Stock, (ii) Class B Common Stock, (iii) Class M Common Stock, (iv) Class O Common Stock, and (v) Class V Common Stock, in each case with a par value $0.0001 per share; and “Common Stock” means, collectively, the Voting Stock and shares of our (i) Class E-1 Common Stock, (ii) Class E-2 Common Stock, and (iii) Class E-3 Common Stock, in each case with a par value $0.0001 per share.

As of the Effective Time, and in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding, the number of shares of Class A Common Stock issuable upon exercise of each whole warrant exercisable for one share of Class A Common Stock will be decreased and the exercise price thereof will be increased. Specifically, as of the Effective Time, every seven shares of Class A Common Stock that may be purchased pursuant to the exercise of warrants will represent one share of Class A Common Stock that may be purchased pursuant to such warrants. The exercise price per share for each warrant following the Reverse Stock Split will equal $80.50, which is equal to $11.50, the exercise price per share immediately prior to the Reverse Stock Split, multiplied by a fraction (x) the numerator of which shall be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to the Reverse Stock Split, and (y) the denominator of which shall be the number of shares of Class A Common Stock so purchasable immediately thereafter.

As of the Effective Time, all other outstanding securities entitling their holders to purchase or otherwise receive shares of Common Stock will be adjusted as a result of the Reverse Stock Split, pursuant to their respective terms or as otherwise specified by the Board.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the treatment of fractional shares). Shortly following the Effective Time, stockholders of record will be receiving information from Continental Stock Transfer & Trust, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split. Their accounts will be automatically adjusted to reflect the number of shares owned.

The information set forth in this Item 3.03 is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by this Item 5.03, the disclosure set forth under Item 3.03 above is incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On February 19, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Information.

Adjustment to Equity Plans and Awards and Disclosure in lieu of Post-Effective Amendment to Form S-8

As of the Effective Time, and in proportion to such decrease in the aggregate number of shares of Class A Common Stock outstanding, the (i) number of shares of Class A Common Stock issuable upon the vesting of restricted stock units and performance share units granted under our 2023 Omnibus Incentive Plan (the “Plan”) and outstanding as of the Effective Time will be decreased, and (ii) number of shares of Class A Common Stock that may be the subject of future grants or awards under the Plan and the number of incentive stock options that may be granted thereunder will each be decreased. Further, the Company acknowledges that as of the Effective Time, the number of shares registered for issuance on the Form S-8 registration statement, filed on September 13, 2023 (File No. 333-274503) (the “2023 Form S-8”), shall be decreased from 7,536,807 to 1,076,686 to reflect the proportionate decrease in the aggregate number of shares of Class A Common Stock. In accordance with Item 512(a)(1)(iii)(A) of Regulation S-K, this disclosure serves in lieu of the filing of a post-effective amendment to the 2023 Form S-8.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation

99.1*	Press release dated February 19, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN DEPOT INC.

Date: February 19, 2026	By:	/s/ Scott Buchanan
	Name:	Scott Buchanan
	Title:	Chief Executive Officer